Exhibit 10.7

OFFICE LEASE AGREEMENT

by and between

UCB, INC.,

a Delaware corporation,

as Landlord,

and

GEOVAX, Inc.

a Georgia corporation,

as Tenant

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made as of January 1, 2020 (the "Effective Date"), between UCB, INC., a Delaware corporation ("Landlord"), and Geovax, Inc., a Georgia corporation ("Tenant").

For purposes of this Lease, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

Premises:

Suites 360, 370 and 380, deemed to contain estimated 8,430 rentable square feet of office space in the Building (as hereinafter defined), with the Premises approximately depicted as “Geovax, Inc.” with hatch-marked area right side of building plan attached hereto as Exhibit A.

Building:	That certain building having the street address of 1950 Lake Park Drive, 1900 bldg, suite 380, Smyrna, Georgia 30080, located in Cobb County, Georgia.

Project:

The Premises, the Building, the Common Areas (as hereinafter defined), the land upon which they are located and all improvements thereon, with the Project approximately depicted as a hatch-marked area on a site plan attached hereto as Exhibit B.

Lease Term:

Thirty-Six (36) months beginning on the Commencement Date (January 1, 2020 as hereinafter defined) and expiring at 6:00 P.M. Eastern Time on the last day of the thirty-sixth (36th) month thereafter (December 31, 2022, the "Expiration Date"), unless extended as provided below.

Commencement Date:	January 1, 2020 (the "Commencement Date").

Base Rent:	Pursuant to the Base Rent table set forth in Section 3 below.

Security Deposit:	None.

1.     Granting Clause. In consideration of the terms, mutual covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. Tenant shall also have the non-exclusive right to use all areas and facilities outside the Premises and within the Building and Project that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants of the Project ("Common Areas") and their respective employees, suppliers, shippers, tenants, contractors, and invitees, and such Common Areas shall specifically include the hallways and other common areas of the building. Landlord may make changes to the Common Areas, so long as such changes do not materially adversely impact Tenant's access to the Premises, or otherwise materially adversely affect Tenant's use of the Premises.

2.     Lease Term; Termination Right. Tenant acknowledges that Tenant is currently in possession of the Premises and has accepted the Premises from Landlord in its present condition and as suited for the Permitted Use (as hereinafter defined), for the Lease Term. Notwithstanding the foregoing, at any time during the Lease Term, Landlord and Tenant shall each have the right to terminate the Lease without cause upon ninety (90) days' prior written notice, in which case the Lease shall thereafter terminate upon the expiration of said ninety (90) days period.

3.     Rent. The Base Rent and other payments due hereunder from Tenant (collectively referred to as "Rent") shall commence on the Commencement Date. Tenant shall pay to Landlord, without notice, demand, abatement or setoff, an annual base rent in monthly installments for and during the Lease Term in the amounts specified in the table below (the "Base Rent").

Lease Term	Rental Rate	Annual Base Rental	Monthly Base Rental
01/01/20 – 12/31/20	$19.71	$166,155.36	$13,846.28
01/01/21 – 12/31/21	$20.31	$171,213.36	$14,267.78
01/01/22 – 12/31/22	$20.92	$176,355.60	$14,696.30

4.     Acceptance of Premises. Tenant agrees that Tenant is familiar with the condition of the Premises and has accepted possession of the Premises from Landlord in its "AS-IS" condition on the Commencement Date. Tenant acknowledges that Landlord has made no representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use, and Tenant has made its own inspection of the Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as suitable for the Permitted Use (as defined below). Landlord shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Lease, except as otherwise expressly set forth in this Lease.

5.     Permitted Use. The Premises shall be used for general office and Lab purposes, and for no other purpose (the "Permitted Use"). The Premises shall not be used for any illegal purpose, nor in violation of any Legal Requirements (as defined below), nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building.

6.     Compliance with Legal Requirements; Rules and Regulations.

(a)     Tenant shall, at its sole expense, comply at all times during the Lease Term with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, "Legal Requirements"), pertaining to the Premises and/or Tenant's use and occupancy thereof. If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Lease Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Legal Requirement or requirement of any governmental or administrative authority with respect to the Premises and/or the use or occupation thereof.

(b)     Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable rules and regulations for the use thereof; provided such rules and regulations do not decrease Tenant's rights or increase its obligations hereunder. The initial rules and regulations, if any, are attached hereto as Exhibit D.

7.     Utilities and Services.     Subject to the provisions of this Lease, Landlord agrees to furnish (or cause a third party provider to furnish) the following services to Tenant during the Term which services shall be consistent with services provided to other comparable office buildings in Smyrna, Georgia, taking into account age, size and other relevant operating factors during the Term (and any renewals or extensions thereof) ("Comparable Buildings"):

(a)     Water service for use in the lavatories and within any break room or kitchen facilities within the Premises.

(b)     Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as required by governmental authority or as Landlord determines are standard for the Building. Tenant, upon such notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord for such additional service at a rate reasonably determined by Landlord (the "HVAC Charge"). As used herein, "Normal Business Hours" means 7:00 A.M. to 6:00 P.M. on Monday through Friday, exclusive of Martin Luther King Jr Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and the period from and after Christmas Day through and including New Year's Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other Comparable Buildings.

(c)	Electricity to the Premises for general office use.
(d)	Janitorial service for office areas only and as deemed appropriate by Landlord
(e)	Security Services as deemed appropriate by Landlord
(f)	Mail services - drop off and pick-up. Tenant shall be responsible for the cost of its mail and delivery charges
(g)	Access to use of UCB cafeteria located ground floor of 2100 building
(h)	Landscaping as deemed appropriate by Landlord

Landlord will pay all charges for all water, gas, electricity and sewer. Tenant will pay all telephone, mail and shipping charges, and internet services used on the Premises directly to the utility or service provider on or before the date such charges are due. If Tenant does not timely pay such telephone and internet charges, Landlord may, at Landlord's sole option, pay such charges and Tenant shall, upon demand, reimburse Landlord for the amount thereof. Tenant shall pay any and all taxes and charges on account of Tenant's use, occupancy, operation of and interest in the Premises, including, without limitation, all personal property brought into the Premises by Tenant, inventory, sales taxes, and all occupation and license fees issued or charged against the Premises or the contents thereof on account of Tenant's use or occupancy thereof, directly to the taxing authority, on or before the date such taxes are due. Landlord shall not be liable for any damages directly or indirectly resulting from any interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent or any right to terminate this Lease.

8.     Insurance.

(a)     Tenant, at its expense, shall maintain at all times during the Lease Term: (i) Commercial General Liability insurance, with a minimum limit of One Million and No/100ths Dollars ($1,000,000.00) per claim and a total minimum combined general liability and umbrella limit of Three Million and No/100ths Dollars ($3,000,000.00) for property damage, personal injuries or deaths of persons occurring in or about the Premises; (ii) Workers’ Compensation and Employer's Liability insurance with statutory limits; (iii) Automobile Liability insurance covering all owned, non-owned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage; and (iv) All risk property insurance for the full replacement cost of any of Tenant’s contents, fixtures, equipment, stock or improvements. Such coverage shall include business interruption insurance for the benefit of Tenant for a period of at least twelve (12) months. GeoVax carries a $1M per occurrence, $2M aggregate General Liability limit and $1M Umbrella.  Therefore, the total combined General Liability and Umbrella limit is $2M/occurrence, $3M Aggregate (approved by UCB)

(b)     Tenant's Commercial General Liability insurance shall (i) be issued by an insurance company with an A.M. Best's rating of A:VII or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Premises is located, (ii) provide for deductibles in no greater amounts than those reasonably acceptable to Landlord, (iii) name Landlord as an additional insured (and such other persons or entities as Landlord may from time to time reasonably designate), (iv) insure on a "claims-made" basis, Geovax’s General Liability coverage is written on an occurrence basis (approved by UCB) and (v) otherwise be in such form, and include such coverages, as Landlord may reasonably require. Tenant shall deliver a certificate evidencing such insurance to Landlord before Tenant occupies the Premises. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Tenant shall give prompt notice to Landlord of any bodily injury, death, personal injury or property damage occurring in the Premises.

(c)     Tenant's insurance policy shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord, its officers, directors, employees, manager, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Landlord and its officers, directors, employees, managers, agents, invitees or contractors shall not be liable to Tenant for loss or damage caused by any risk coverable by Tenant's insurance, and Tenant waives any claims against Landlord and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of Tenant to insure its property shall not void this waiver. The provisions of this subsection 8(c) shall survive the expiration or earlier termination of this Lease.

9.     Maintenance, Repair and Replacement. Landlord shall, at its sole discretion and expense, perform routine maintenance on the Premises, including any necessary replacements; provided, however, that Tenant shall reimburse Landlord within thirty (30) days of a written request for the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees

10.     Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without prior written approval of Landlord, which approval may be withheld in Landlord's sole discretion.

11.     Casualty. If, at any time during the Lease Term, the Premises or the Building incur damage by a fire or other casualty (a "Casualty"), such that the Premises is untenantable, then this Lease shall terminate and neither party shall have any further obligation to the other. If the Building or the Premises are damaged by a Casualty to the extent that, in Landlord's reasonable opinion the damage cannot be restored within one hundred eighty (180) days of the date of the Casualty, or if the damage is not covered by Landlord's insurance, or if the Landlord's lender requires that the insurance proceeds be applied to its loan, then Landlord shall have the right to terminate this Lease effective as of the date of such Casualty by written notice to Tenant. If the Premises are damaged by a Casualty but Landlord does not terminate this Lease as provided above, this Lease shall remain in full force and effect, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to restore any item that is Tenant's responsibility to insure.

12.     Condemnation. If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises, then upon written notice by either party to the other, this Lease shall terminate effective on the date of Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, this Lease and the Lease Term shall continue in full force and effect. All damages awarded shall belong to Landlord; provided, however, that nothing contained herein shall prevent Tenant's recovery for its dislocation damages as long as such recovery does not reduce Landlord's recovery.

13.     Assignment and Subletting. Tenant shall not assign this Lease (whether directly or indirectly), in whole or in part, or mortgage or pledge the Lease, or sublet the Premises, in whole or in part, or permit occupancy by any other person or entity (whether by license or otherwise), whether by operation of law or otherwise. Any purported assignment, mortgage, transfer, pledge, sublease or license shall be absolutely null and void and shall, at Landlord's option, be an Event of Default.

14.     Indemnification. Except for the indemnified parties' gross negligence or willful misconduct and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and its agents, invitees, officers, directors, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees actually incurred) resulting from claims by third parties for injuries to any person and damage to property arising out of Tenant's use and occupancy of the Premises. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under the provisions of this Section 14. This indemnity shall survive the termination of this Lease.

15.     Non-Liability. None of Landlord or its affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or their property, irrespective of the cause of such injury, damage or loss, or for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same, or any other cause.

16.     Access. Landlord and its agents, employees, representatives and contractors may enter the Premises at any time.

17.     Quiet Enjoyment. Landlord covenants that if Tenant shall perform all of the covenants and agreements of this Lease to be performed by Tenant, Tenant shall, subject to the terms and conditions of this Lease, at all times during the Lease Term have peaceful possession and occupancy and quiet enjoyment of the Premises.

18.     Surrender. Upon expiration of the Lease Term or earlier termination of Tenant's right of possession in accordance with the terms of this Lease, Tenant shall surrender the Premises to Landlord "broom clean" and in good condition and repair, and Tenant shall remove all of its personalty and shall, if directed to do so by Landlord, remove all alterations, additions and improvements (and/or any cabling installed by or on behalf of Tenant) and restore the Premises to its original condition prior to the construction of any alterations, additions and improvements which have been made therein by or on behalf of Tenant, whether made prior to, on or after the Commencement Date. If Tenant fails to remove any of Tenant's personal property on or before the expiration or earlier termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to re-enter the Premises and remove and/or store such personal property, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof Tenant shall pay to Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant .fails to remove any such personal property from the Premises or storage, as the case may be, within ten (1 0) clays after written notice from Landlord, Landlord at its option, may deem all or any part of such personal property to have been abandoned by Tenant and, at Landlord's option (exercised in its sole and absolute discretion) title thereof shall immediately pass to Landlord under this Lease as by a bill of sale. All indemnifications and all accrued obligations of Tenant hereunder not fully performed as of the expiration of the Lease Term shall survive the termination of the Lease Term.

19.     Holding Over. If Tenant remains in possession of the Premises or any part thereof subsequent to the Expiration Date, such possession and occupancy shall be a tenancy at sufferance, terminable by Landlord at any time by written notice, and Tenant shall also be responsible for all damages sustained by Landlord by reason of Tenant's remaining in possession after the expiration or termination of this Lease; and, further, such possession shall be subject to all other terms and conditions contained in this Lease. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease, and this Section 19 shall not be construed as consent for Tenant to retain possession of the Premises.

20.     Events of Default. Each of the following events shall be an event of default ("Event of Default") of Tenant under this Lease:

(a)     If Tenant shall fail to make any payment of Base Rent or any other payment due under this Lease on or before the date such payment is due;

(b)     if Tenant shall fail to comply with any provision of this Lease other than a default specified in subsection 20(a), and such default shall continue for more than fifteen (15) days after Landlord shall have given Tenant written notice of such default.

(c)     if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against Tenant under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within ninety (90) days after filing, or whenever a receiver of Tenant, or of or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

(d)     if Tenant vacates or abandons the Premises during the Lease Term.

(e)     if Tenant assigns this Lease or subleases the Premises without Landlord's prior written consent.

21.     Landlord's Remedies.

(a)     Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant:

(i)      terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right, without notice, but in accordance with applicable legal procedures, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefore; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (A) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default and (B) all other sums of money and damages owing by Tenant to Landlord;

(ii)      enter upon and take possession of the Premises without terminating this Lease but in accordance with applicable legal procedures, and without being liable to prosecution or any claim for damages therefore, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any broker's commission incurred with respect to obtaining such new tenants. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for damages;

(iii)      enter the Premises without terminating this Lease but in accordance with applicable legal procedures, and without being liable for prosecution or any claim for damages therefore and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder and Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant far any damages with respect thereto; or

(iv)      terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value of (A) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Lease Term as originally scheduled hereunder, minus (B) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker licensed in the State of Georgia, who has at least ten (10) years' experience, immediately prior to the date in question evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Lease Term and the then current market conditions in the market area of the Building, plus (C) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorneys' fees, plus (D) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord; Landlord and Tenant hereby acknowledging and agreeing that Landlord's damages resulting from an Event of Default would be difficult, if not impossible, to calculate and that the damage measure set forth in this subsection is a fair and reasonable estimate of such damages and is intended to be an agreed liquidated damage amount and not a penalty.

(b)     No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Lease Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

(c)     No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. No custom or practice which may exist between the parties in connection with the terms of this Lease shall be construed to waive Landlord's right to insist upon strict performance of the terms of this Lease.

(d)     The rights granted to Landlord in this Section 21 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not constitute an election of remedies, prejudice or impair the concurrent or subsequent exercise of other rights or remedies or a waiver of damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including all reasonable attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.

22.     Subordination. Tenant hereby agrees that this Lease shall be subject and subordinate to any Mortgage encumbering the Premises. The term "Mortgage" whenever used in this Lease shall be deemed to include deeds to secure debt, security assignments, ground leases and any other encumbrances against Landlord's interest in the Premises, and any reference to the "Mortgagee" of a mortgage shall be deemed to include the holder of any deed to secure debt and the lessor under a ground lease. Tenant shall execute and deliver, within ten (10) days of Landlord's request, and in the form reasonably requested by Landlord or any Mortgagee, any documents evidencing the subordination of this Lease. Failure by Tenant to timely execute and deliver such document shall constitute an Event of Default, as defined below (without any obligation to provide any notice thereof or any opportunity to cure such failure to timely perform). Tenant hereby covenants and agrees that Tenant shall attorn to any successor to Landlord.

23.     Estoppel Certificate; Financial Statements. Tenant agrees, from time to time and within ten (10) days after request by Landlord, to deliver to Landlord, or Landlord's designee, (i) an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord; and (ii) the most recent financial statement of the Tenant. Failure by Tenant to timely execute and deliver such certificate or deliver such financial statement shall constitute an Event of Default (without any obligation to provide any notice thereof or any opportunity to cure such failure to timely perform).

24.     Mechanic's Liens. Tenant covenants and agrees that it will pay, or cause to be paid, all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises by or for Tenant, and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the interest of Landlord in the Premises or under this Lease for any such work. Tenant shall give Landlord prompt written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within ten (10) days after the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances, so long as (i) such contest prevents foreclosure of the lien or encumbrance, and (ii) Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within ten (10) days after the filing or recording thereof.

25.     Environmental Laws.

(a)     Tenant shall not permit or cause any party to bring any Hazardous Material (as hereinafter defined) upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Materials in or about the Premises. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Laws (as hereinafter defined) and shall promptly remediate any Hazardous Materials released on or from the Premises by Tenant.

(b)     The term "Environmental Laws" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Occupational Safety and Health Act; the Clean Water Act; the Clean Air Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or regulated under any Environmental Laws, including without limitation asbestos, mold, petroleum (including crude oil or any fraction thereof), natural gas, natural gas liquids, and liquefied natural gas or synthetic gas usable for fuel (or mixtures of such natural gas and synthetic gas).

(c)     Tenant shall and hereby does indemnify and agree to defend and hold Landlord harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or any nature whatsoever (including reasonable attorneys' and consultants' fees) which may at any time be imposed upon, incurred by or asserted against Landlord as a result of any release of Hazardous Materials onto the Premises by Tenant, its agents, employees, contractors, assignees, subtenants or invitees, or any breach by Tenant of the requirements under this Section 25 during the Lease Term. The obligations of Tenant under this Section 25 shall survive any termination of this Lease.

26.     Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

27.     Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

28.     Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord's successor in interest with respect thereto and agrees to attorn to such successor.

29.     Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease.

30.     Miscellaneous.

(a)     All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may, by notice given as aforesaid, change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery or first refusal.

If to Tenant:	Geovax, Inc.
1950 Lake Park Drive, Bldg 1900, Suite 380
Smyrna, Georgia 30080 Attn: David Dodd or Mark Reynolds

If to Landlord:	UCB, Inc.
1950 Lake Park Drive Smyrna, Georgia 30080 Attn: General Counsel Cc: Bob Beck

(b)     The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(c)     Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall (i) incur a late fee equal to five percent (5%) of such overdue amount and (ii) bear interest from such due date until paid in full at the rate of twelve percent (12%) ("Default Rate"). It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by the obligee be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to the obligor), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(d)     Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(e)     Time is of the essence as to the performance of both parties' obligations under this Lease.

(f)     All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(g)     If either Landlord or Tenant commences any suit for the collection of any amounts for which the other may be in default or for the performance of any other covenant or agreement hereunder, the prevailing party in any such litigation shall be entitled to recover all reasonable attorneys' fees and expenses (at the trial and appellate levels) actually incurred in enforcing such obligations and/or collecting such amounts.

(h)     Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

(i)     Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

(j)     This Lease shall not be recorded.

(k)     This Lease may be executed in counterparts, each of which shall be an original and when taken together shall constitute one original instrument.

(l)     Except as expressly set forth otherwise herein, each party to this Lease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Lease.

(m)     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile government action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage; provided this subsection shall not apply to the payment of Rent.

(n)     The covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto, but in any event subject to Section 13 above.

31.     Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

32.     OFAC Provisions. Tenant hereby represents, warrants and covenants to Landlord, that neither it nor any person or entity that directly or indirectly (a) controls it or (b) has an ownership interest in it of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

33.     Authority. Tenant and each person executing this Lease on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly formed and validly existing under the laws of the State of Georgia, (b) Tenant has full corporate power and authority to enter into this Lease and to perform all Tenant's obligations under this Lease, and (c) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

34.     No Estate In Land; No Liens. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not collaterally assignable by Tenant except with Landlord's written consent.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

UCB, INC.,

a Delaware corporation

By:______________________________________

Name:___________________________________

Title:____________________________________

Date:____________________________________

TENANT:

Geovax, Inc.

a Georgia corporation

By:______________________________________

Name:___________________________________

Title:____________________________________

Date:____________________________________

EXHIBIT A

BUILDING PLAN

EXHIBIT B

SITE PLAN

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Common Areas, the Project and the appurtenances.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Project.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4.

Landlord may provide and maintain main lobby of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.

All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity. Tenant shall be solely liable for any resulting damage or loss.

8.

Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.

Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.

No inflammable, explosive or dangerous fluids or substances shall be permitted, used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord’s prior written consent, do or permit to be done on the Property any of the following: use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any Hazardous Substance (defined below). As used herein, “Hazardous Substance” means any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of Hazardous Substances by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person awfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlords prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods) except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease of any other tenant in the Building.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents, and the Project. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises, Building or Common Areas, except as to certain outside Common Areas that have been declared a designated smoking areas by Landlord. Landlord has designated the Building (including the Premises) as a non-smoking building.

22.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23.

Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord, Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.